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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 2001 (except with respect to the matter discussed in Note 16, as to which the date is March 16, 2001) included in The Titan Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
San Diego, California
July 31, 2001